HENDERSON SUTTON & CO., P.C.
                              2130 EAST 15TH STREET
                              TULSA, OKLAHOMA 74104


JUNE 2, 2000


SECURITIES AND EXCHANGE COMMISSION
450 - FIFTH STREET, N.W.
WASHINGTON, D.C. 20549

         RE:      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                  (FORMERLY OMEGA DEVELOPMENT INC.)
                  FILE NO. 33-34200

DEAR SIR OR MADAM:

         We have reviewed Item 4 of the Form 8-K of BBJ Environmental Technologies, Inc. (formerly Omega Development, Inc.) dated June 1, 2000. Please be advised that we are in concurrence with the disclosures set forth therein as they relate to us.

Sincerely,

HENDERSON SUTTON & CO., P.C.


By: /s/ Rick Freeman
    -------------------------
        Rick Freeman
       (Authorized officer)